Exhibit 99.1

2021 Investor Day

verizon

Verizon accelerating growth

What you need to know:

- Strategy unchanged – C-Band spectrum amplifies and accelerates opportunity
- 2x mid-band spectrum holdings post auction
- Five vectors set foundation for 3%+ Service and Other revenue growth target

5G Adoption

Network Monetization

Next-gen B2B Applications

Customer Differentiation

New Markets

Leading Network

C-Band Auction Results

- 140-200 MHz in every market
- Average 161 MHz C-Band depth across the U.S.
- Contiguous across U.S.
- 60 MHz early clearing A-Block spectrum

Network Build Plan

- $10B C-Band capital spending plan over 3 years
- Initial C-Band build on existing infrastructure
- 7K-8K C-Band equipped cell sites in 2021
- 14K+ additional mmWave cell sites in 2021; 30K+ total by YE
- Over time, 50% of urban traffic expected to be on mmWave

C-Band Deployment Plan – Covered POPs

100M POPs in ~12 Months

175M+ 2022-2023

250M+ 2024 & Beyond

Fiber Build Plan

- >50% of 4G and 5G sites on Verizon-owned fiber in next three years; benefits of owner's economics

Spectrum Connectivity Ranges



C-Band
EBS/BRS

Based on FCC use rules for bands shown and 3GPP propagation models; under typical conditions

Fixed Wireless Household Coverage Plan



5G
4G
15M
30M
50M
YE 2021
YE 2023
YE 2025

1

2021 Investor Day (cont'd)

Expanding Consumer and Business 5G

What you need to know:

- Accelerated Service and Other revenue growth expected in 2022 and beyond
- All five growth vectors are in play – C-Band amplifies and accelerates opportunity
- Fixed Wireless Access and Mobile Edge Compute represent potential multi-billion dollar revenue streams

Consumer Group

5G Adoption & Network Monetization

- Retail volume growth – Postpaid and Prepaid
- 10M 5G Ultra-Wide Band smartphones already sold: 70%+ C-Band capable
- Expect 55%+ Consumer postpaid base to be on 5G phones by YE 2023
- Expanded and enhanced wholesale partnerships

Customer Differentiation

- Increasing Unlimited adoption
- ARPA forecast: 2%+ CAGR through 2023
- Expanded premium value proposition

Expected Postpaid Account Mix



36%
43%
21%
YE 2020
~10%
~40%
~50%
YE 2023
Metered
Entry Unlimited
Premium Unlimited

New Markets

- Home Broadband opportunity: Nationwide scale
- Announced new Home CPE: C-Band capable. Available in 2021

Business Group

Growing Share

- Continuously growing wireless subscribers
- Market share leader in every segment
- Expect continued leadership in 2021 and beyond

5G Business Internet expected in more than 20 markets by end of 2021

- Now available in Chicago, Houston and Los Angeles

Mobile Edge Compute

- $30B+ Verizon addressable opportunity by 2025
  - ~$10B U.S. Edge Compute market (Public/Private)
  - ~$10B Global Private Networks market
  - ~$12B U.S. Enterprise Solutions market

Business Transformation

- In second year of three-year transformation – progressing on schedule
- Future segment EBITDA margin* expected at 25% or above
- One Fiber monetization and scaling 5G opportunities

*Non-GAAP measure

2

2021 Investor Day (cont'd)

Financial Priorities

What you need to know:

- Strategy execution
- 2%+ to 4%+ expected annual Service and Other revenue growth
- Strong cash flows
- Fund capital allocation goals

Strong Financial Foundation

Expected Annual Service and Other Revenue Growth



1. Build
2%+
2. Scale
3%+
3. Nationwide
4%+
2021
2022-2023
2024 and Beyond

Capital Allocation Priorities

1. Investment in the Business
2. Commitment to Dividend
3. Strong Balance Sheet
4. Return of Capital

Key Financial Items

- Spectrum payments
  - March 10, initial 20% or $8.2B. Financing from cash on hand ($22.2B Dec 2020)
  - March 24, remaining 80% or $36.4B. financing from bank facility / public debt markets / cash on hand & CP
- Expected C-Band impact to cash payments, 2021-2023
  - $10B higher cap ex for C-Band
  - ~$4B higher cash interest
  - ~$5B lower cash taxes
- Expected Adjusted EPS* impact of C-Band cap ex and debt (D&A + interest expense impact)

	Net $ Change	Adj. EPS* Impact
2021	~$0.1B	NM
2022	(~$0.5B)	(~$0.10)
2023	(~$1.0B)	(~$0.20)

*Non-GAAP measure

- Interest treatment on cash flow statement
  - Spectrum preparation, interest is capitalized and flows through CFFI
  - Spectrum in use, interest flows through CFFO

Net Unsecured Debt/Adj. EBITDA*

Leverage target of 1.75x – 2.0x



*Non-GAAP measure
2.4x
2.1x
2.0x
2.0x
~2.8x
Expect to return to target range in 4-5 years
YE 2017
YE 2018
YE 2019
YE 2020
YE 2021 Forecast

"Safe Harbor" Statement

NOTE: In this presentation we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words "anticipates," "believes," "estimates," "expects," "hopes," "forecasts," "plans" or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the "SEC"), could affect futurre results and could cause those results to differ materially from those expressed in the forward-looking statements: cyber attacks impacting our networks or systems and any resulting financial or reputational impact; natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial or reputational impact; the impact of the COVID-19 pandemic on our operations, our employees and the ways in which our customers use our networks and other products and services; disruption of our key suppliers' or vendors' provisioning of products or services, including as a result of the COVID-19 pandemic; material adverse changes in labor matters and any resulting financial or operational impact; the effects of competition in the markets in which we operate; failure to take advantage of developments in technology and address changes in consumer demand; performance issues or delays in the deployment of our 5G network resulting in significant costs or a reduction in the anticipated benefits of the enhancement to our networks; the inability to implement our business strategy; adverse conditions in the U.S. and international economies; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks or businesses; our high level of indebtedness; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; and changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings.

As required by SEC rules, we have provided a reconciliation of the non-GAAP financial measures included in this presentation to the most directly comparable GAAP measures in materials on our website at www.verizon.com/about/investors.

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